UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 1, 2008

Forest City Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-4372	34-0863886
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Terminal Tower, 50 Public Square, Suite 1100, Cleveland, Ohio		44113
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-621-6060

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective April 1, 2008, the Board of Directors of Forest City Enterprises, Inc. (the "Company") elected Deborah L. Harmon as a "Class B" Director to fill a vacancy on the Board of Directors. Ms. Harmon will stand for reelection at the Company’s Annual Meeting of Shareholders on June 19, 2008. Ms. Harmon has been appointed to serve on the Compensation Committee. She will receive the compensation for nonemployee directors described in Exhibit 10.33 filed with the Company’s Annual Report on Form 10-K for the year ended January 31, 2008 and be eligible to participate in the nonemployee deferred compensation plan described in the Company’s Proxy Statement dated April 30, 2007. Ms. Harmon was not selected as a director pursuant to any arrangement or understanding with any other person.

Ms. Harmon has a minority interest in a management company of a real estate investment trust that owns a minority participation in a loan to a subsidiary of the Company. The Corporate Governance and Nominating Committee of the Board of Directors determined that the relationship was not material and does not compromise Ms. Harmon's independence.

(e) As previously announced in the Company’s Current Report on Form 8-K dated October 3, 2007, Thomas G. Smith officially retired as Executive Vice President, Chief Financial Officer and Secretary of the Company and Robert G. O’Brien began serving as Executive Vice President and Chief Financial Officer on April 1, 2008. Biographical information on Mr. O’Brien was included in the Company’s Current Report on Form 8-K dated October 3, 2007 and is incorporated herein by reference.

On April 1, 2008, the Company entered into a separation agreement (the "Separation Agreement") with Thomas G. Smith in connection with his retirement. Under the terms of the Separation Agreement, Mr. Smith will receive the following benefits and payments: (a) a lump sum payment of $1 million on or before April 30, 2008; (b) a buy-out for his benefit of the automobile that the Company leases for him; (c) a special grant of 15,000 restricted shares of the Company’s Class A Common Stock with a grant date fair value of $574,350; and (d) a payment to reimburse him, on a grossed up basis, for the estimated cost of extending medical benefits coverage under the Consolidated Omnibus Budget Reconciliation Act for Mr. Smith and his spouse for an eighteen month period following his retirement. In the Separation Agreement, Mr. Smith provides the Company with a general release of claims and agrees to continued confidentiality provisions.

The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing discussion of the terms of the Separation Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 Separation Agreement, dated April 1, 2008, by and between Forest City Enterprises, Inc. and Thomas G. Smith.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forest City Enterprises, Inc.

April 7, 2008	By:	/s/ Robert G. O'Brien

Name: Robert G. O'Brien
Title: Executive Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Separation Agreement, dated April 1, 2008, by and between Forest City Enterprises, Inc. and Thomas G. Smith.